EXHIBIT 10.xi
                                                                   -------------

                                 LEASE AGREEMENT
                                 ---------------

         This Lease Agreement (this "Lease")entered into this 30th day of August, 2001, by and between ACME REALTY, a New York general partnership with an address of P.O. Box 207, Scarsdale, New York 10583 (the "Landlord"), and SONICS & MATERIALS, INC., a Delaware corporation with offices at 53 Church Hill Road, Newtown, Connecticut 06470 (the "Tenant").

                              W I T N E S S E T H :

In consideration of the mutual promises, covenants and agreements herein contained and in consideration of the rents hereinafter reserved, Landlord does hereby let to Tenant, and Tenant does hereby take and lease from Landlord, the demised premises hereinafter described for commercial use upon all of the terms, promises, covenants and agreements hereinafter set forth.

1.       DEMISED PREMISES.

         1.1    DESCRIPTION.

A. The premises subject to this Lease shall initially consist of approximately Fifty Eight Thousand Three Hundred Sixty Three (58,363) square feet of office and manufacturing space in a certain office building (the "Building") located at 53 Church Hill Road, Newtown, Connecticut (the "Property"), more particularly described in Schedule A attached hereto and made a part hereof (the "Demised Premises"). The term and rent for this Lease are shown hereinafter in paragraphs 3 and 4.

B. The Landlord is presently under contract to purchase the property from the Tenant. Upon signing of that purchase and sale contract, the Landlord shall at its own expense conduct a leasing program to fill an area of approximately 13,898 square feet that is initially part of the Demised Premises, which area (the "Contraction Space")is shown on
         Exhibit 1.1.B. In no event shall Landlord lease space in the Building, at any time during the term of this Lease, as the same may be extended, to a tenant who is a competitor of Tenant. Landlord shall only lease space in the Building to tenants who have a good reputation in the business community. The Landlord shall be responsible for any and all leasing expenses including new tenant fit-outs and leasing commissions incurred in connection with any leasing activities in the Building. Tenant agrees that after closing of sale, the Tenant will cooperate with the Landlord in accommodating new tenants and vacate the newly-leased premises within thirty (30) days of a lease being signed by a new tenant for the Contraction Space or any portion thereof.

C. The Demised Premises shall be reduced by that portion of the Contraction Space which may be leased to one or more other tenants during the first year of this Lease, which reduction shall be effective upon the date of occupancy of the Contraction Space or any part thereof by the new tenant or the effective date of the lease or leases with such new tenant(s),
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         whichever is earlier. In the event of such a reduction in the size of the Demised Premises during the first year of this Lease, the base rent payable by Tenant pursuant to Section 4.2 shall be reduced in proportion to the reduction in the size of the Demised Premises. In any event, the Demised Premises shall no longer include any part of the Contraction Space following the expiration of the first year of the term of this Lease, and commencing on the second anniversary of the term of this Lease, the Demised Premises shall consist of the space shown on Exhibit 1.1.B. (which space shall include the large bathroom area located in the center of the Building)(the Demised Premises, after removal of the Contraction Space, as shown on Exhibit 1.1.B., is herein sometimes referred to as the "Redefined Demised Premises").

D. Tenant shall be responsible for the cost of reconfiguring the mechanical systems to the Redefined Demised Premises, including but not limited to the cost of separating the HVAC and electrical systems and the realignment of any fire sprinklers within the Redefined Demised Premises. Tenant shall further be responsible for the cost of any reconfiguration of the walls within the Redefined Demised Premises.

E. Landlord shall be responsible for the cost of installing all demising walls separating the Redefined Demised Premises from all other space in the Building, including the Contraction Space. Landlord shall further be responsible for the cost of reconfiguring the mechanical systems to the Contraction Space, including but not limited to the cost of separating of the HVAC and electrical systems and the realignment of any fire sprinklers within the Contraction Space. Landlord shall also be responsible for the cost of all tenant fit-up work in the Contraction Space, including, without limitation, any reconfiguration of the walls within the Contraction Space.

         1.2 USE OF COMMON AREAS. The Tenant shall have the right, for the benefit of Tenant and its employees, customers, and invitees, to the nonexclusive use of all areas and facilities within the Property that are provided and designated by the Landlord for the general nonexclusive use of the Landlord, Tenant, other tenants of the Building and their respective employees, customers and invitees including, but not limited to, the front entryway to the Building, parking areas, loading and unloading areas, drives, walkways, roadways, trash areas and landscaped areas (the "Common Areas").

         1.3 PARKING. Tenant shall have the right for the benefit of Tenant and its employees, customers and invitees, to the use of parking spaces within those portions of the Common Areas designated for parking by Landlord. Such spaces may be used by all tenants of the Building on an unassigned basis, except that the two spaces located in the front of the Building shall continue to be reserved for Tenant.

         1.4 CONDITION OF THE PREMISES. Tenant acknowledges that neither the Landlord nor any agent or any employee of the Landlord has made any representation or warranty with respect to the Demised Premises, the Building or the Property or the suitability of the same for the conduct of Tenant's business. Tenant warrants and represents that it has inspected the Demised Premises and the condition thereof and, except as specifically provided elsewhere in this Lease, agrees to accept the Demised Premises in "as is" condition. Landlord shall have no obligation to improve the Premises in any way except as specifically provided in this Lease.

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2.       USE OF PREMISES.

         2.1 EXISTING USE. Tenant shall have the right to use and occupy the Demised Premises for general office, engineering, research and manufacturing purposes and no other uses without the prior written consent of the Landlord. Tenant shall continue to use the Premises in the manner in which it presently uses the Premises.

         2.2 LICENSES AND PERMITS. It shall be Tenant's sole obligation to obtain all licenses, permits and franchises required for the lawful conduct of Tenant's business in the Demised Premises. No failure to obtain the same, nor any revocation thereof by any governmental authority of any such licenses, permits or franchises heretofore or hereafter granted by any such governmental authority, shall in any manner affect this Lease or diminish the amount of rent or any other payments or charges payable by Tenant hereunder.

         2.3 COMPLIANCE WITH LAWS. Tenant shall comply with and conform to all the laws of the State of Connecticut, and the rules and regulations of the town in which the Property is located applicable to Tenant's use of the Demised Premises. Tenant agrees to save the Landlord harmless from all fines, penalties or costs for violation of or non-compliance with the same.

         2.4 NUISANCE. The Tenant agrees to use the Premises in a manner that does not interfere with or infringe upon the rights of other tenants in the Building. Tenant shall not cause, maintain or permit any nuisance in, on or about the Demised Premises, the Building or the Property; nor shall Tenant commit or suffer to be committed any waste in, on or about the Demised Premises, the Building or the Property. Landlord acknowledges and agrees that such levels of noise as are customarily associated with the sonic and ultrasonic applications that are a part of Tenant's business are permissible and shall not be deemed a violation of this section.

3.       TERM.

         The term of this Lease shall commence on August 30, 2001 ("Commencement Date"), and shall terminate on the tenth (10th) anniversary of the Commencement Date ("Termination Date"). The term of this Lease may be extended by two additional five-year terms in accordance with section 29 of this Lease.

4.       RENT.

         4.1 FIRST YEAR'S BASE RENT. Upon the signing of this Lease, for the first year of the term of said Lease, the Tenant shall pay to the Landlord the sum of $6.75 per square foot, for an annual base rental of $393,950.25, payable in equal monthly installments of $32,829.19. The Tenant shall pay the first month's base rent of $32,829.19 upon signing of this Lease.

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         4.2    YEARS TWO THROUGH TEN BASE RENT. At the expiration of the first year of the term of this Lease, the Demised Premises shall be reduced by the elimination from the Demised Premises of the Contraction Space (a reduction of approximately 13,890 square feet), so that following such reduction in the size of the Demised Premises, the Demised Premises shall thereafter consist of the Redefined Demised Premises, as shown on Exhibit 1.1.B attached, consisting of approximately 44,465 square feet. The base rent per square foot will escalate three percent (3%) per annum on each anniversary date of the Commencement Date, so that the annual base rent, based on the three percent (3%) increase stated above, shall be as follows:

         Year      Rate        Sq. Ft.        Annual           Monthly
         ===============================================================
          2       $ 6.95       44,465       $309,031.75       $25,752.65
          3       $ 7.16       44,465       $318,369.40       $26,530.78
          4       $ 7.38       44,465       $328,151.70       $27,345.98
          5       $ 7.60       44,465       $337,934.00       $28,161.17
          6       $ 7.83       44,465       $3448,160.95      $29,013.41
          7       $ 8.06       44,465       $358,387.90       $29,865.66
          8       $ 8.30       44,465       $369,059.50       $30,754.96
          9       $ 8.55       44,465       $380,175.75       $31,681.31
         10       $ 8.81       44,465       $391,736.65       $32,644.72

First Extended Term (if first Extension Option is exercised by Tenant pursuant to Section 29:

         11       $ 9.07       44,465       $403,297.55       $33,608.13
         12       $ 9.34       44,465       $415,303.10       $34,608.59
         13       $ 9.62       44,465       $427,753.30       $35,646.11
         14       $ 9.91       44,465       $440,648.15       $36,720.68
         15       $10.21       44,465       $453,987.65       $37,832.30

Second Extended Term (if second Extension Option is exercised by Tenant pursuant to Section 29:

         16       $10.52       44,465       $467,771.80       $38,980.98
         17       $10.84       44,465       $482,000.60       $40,166.72
         18       $11.17       44,465       $496,674.05       $41,389.50
         19       $11.51       44,465       $511,792.15       $42,649.35
         20       $11.86       44,465       $527,354.90       $43,946.24

         4.3 ADDITIONAL RENT. All other amounts that Tenant is required to pay pursuant to the Lease (including interest and costs that may be added for nonpayment or late payments and attorney's and collection fees) shall constitute additional rent due hereunder ("Additional Rent"). If the Tenant fails to pay Additional Rent when due, the Landlord shall have the right to pay the same and shall have all right, powers, and remedies with respect thereto as are provided herein or by law in the case of nonpayment of base rent.

         4.4 LATE CHARGE. Tenant shall pay as Additional Rent an amount equal to five (5) percent of any installment of Base Rent or Additional Rent not paid to the Landlord within ten (10) days after such payment is due.

5. SECURITY DEPOSIT.


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         A security deposit in the amount of $25,011.56 (the "Security
Deposit")shall be paid by the Tenant to the Landlord on the Commencement Date of this Lease. Such Security Deposit shall be deposited by Landlord in an interest bearing account and held as collateral security for the payment of any rents or other sums of money payable by Tenant under this Lease and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease. The amount of the Security Deposit, together with all interest earned thereon, shall be repaid to the Tenant within ten (10) days after the expiration or termination of this Lease and any renewal thereof, provided the Tenant shall have made all such payments and performed all such covenants, conditions and agreements. Upon any default by the Tenant hereunder, all or part of said Security Deposit may, at any time and in Landlord's sole discretion, be applied on account of such default. Thereafter the Tenant shall restore the resulting deficiency in said Security Deposit within ten (10) days of notice of Landlord's application. Tenant's failure to restore said deficiency shall constitute a default hereunder. Tenant hereby waives the benefit of any provision of law requiring such Security Deposit to be held in escrow or in trust.

         The Tenant shall have the option to replace this Security Deposit with a Letter of Credit at any time, provided it gives two months' notice of its intention to do so. Simultaneously with the delivery by Tenant to Landlord of the letter of credit, Landlord shall return the cash Security Deposit, together with all interest earned thereon, to Tenant.

6.       TAXES AND COMMON CHARGES.

         6.1    DEFINITIONS.

                (a) Computation Year shall mean each calendar year, all or any portion of which falls within the term of this Lease, as extended from time to time. Notwithstanding the foregoing, the first Computation Year shall commence on the Commencement Date and shall end on December 31, 2001, and the last Computation Year shall end on the last day of the term of this Lease, as extended from time to time. Tenant's obligation to pay Tenant's Pro-Rata Share of estimated and actual amounts towards Taxes and Common Expenses for the first and last Computation Year shall be prorated by multiplying the total estimated or actual (as the case may be) Taxes and Common Expenses paid or incurred during the first or last (as the case may be) Computation Year by a fraction, the numerator of which shall be the number of days in the first or last (as the case may be) Computation Year, and the denominator of which shall be 365.

                (b) For purposes of this Section 6, the Building is deemed to be 65,372 square feet, and the Demised Premises is deemed to be 58,363 square feet during the first year of this Lease, and 44,465 square feet during each year following the first year of this Lease.

                (c) Tenant's Pro-Rata Share shall be during the first year of this Lease eighty nine percent (89%) which is the percentage figure computed by dividing the square footage allocated to the Demised Premises by the total square footage of the Building. In the second through tenth years of this Lease, when the square footage of the Tenant's share shall be reduced to 44,465 square feet, the Tenant's Pro-Rata Share shall be adjusted to sixty eight percent (68%).

                (d) Taxes shall mean all taxes, assessments and charges levied

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         upon or with respect to the Property and shall include, without limitation, all real estate taxes, assessments, sewer rents and charges, and other governmental impositions and charges of every kind and nature whatsoever, special and several, extraordinary as well as ordinary, and each and every installment thereof, which shall or may during the term of this Lease be charged, laid, levied, assessed, imposed, become due and payable, or become liens upon the Property or any part thereof and all improvements thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of the federal, state, county and city governments and of all other governmental authorities whatsoever; provided, however, that the term "Taxes" shall not mean any interest or penalties which may become due by reason of the failure to pay any such taxes when due and payable, or any federal, state or local income, estate, inheritance, transfer, corporate or franchise taxes assessed against Landlord.

                (e) Common Expenses shall mean the aggregate amount of the following expenses provided the same are reasonable and customary for similar buildings in northern Fairfield County, Connecticut (1) the total costs and expenses paid or incurred by Landlord in connection with the operation, repair and maintenance of the Common Areas and the Property including, without limitation, parking areas, loading and unloading areas, trash areas, roadways, driveways, walkways, landscaped areas, striping, bumpers, lighting facilities, fences and gates; (2) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damages, rent, earthquake and other insurance obtained by Landlord in connection with the Property; (3) the cost of trash disposal services; (4) the cost of maintaining tenant directories; (5) the cost of operating, repairing and maintaining life safety systems including, without limitation, sprinkler systems; (6) the cost of security services, if provided by Landlord; (7) the cost of water, electricity, gas and other utilities used in connection with the operation, maintenance and repair of the Building and the Property (but excluding the cost of water, electricity, gas and other utilities consumed by other tenants of the Building); and (8) managerial fees and administrative expenses related solely to the Building and the Property. Notwithstanding anything to the contrary contained herein, "Common Expenses" shall not include (i) items which are the responsibility of any tenant of the Building or are caused by the intentional or negligent act of any tenant, its agents, employees, contractors, licensees or invitees; (ii) expenses of alterations to any portion of the Building for the accommodation of a specific tenant or tenants; (iii) costs and expenses of leasing space in the Building, including, without limitation, legal fees and broker's commissions and advertising, and the salary of any employee of Landlord engaged in leasing space in the building; (iv) costs and expenses actually paid by Landlord's insurance or with respect to which Landlord is otherwise reimbursed; (v) the cost of any capital improvement or replacement to the Building or the Property; (vi) costs incurred due to Landlord's violations of any of the terms and conditions of any leases in the Building and/or costs attributable to enforcing leases against tenants in the Building, such as attorney's fees, court costs, adverse judgments and similar expenses; (vii) debt service on any mortgages of Landlord and rental under any ground or underlying leases affecting or related to the Property or any part thereof; (viii) the cost of repairs, replacement and restoration work occasioned by fire or other casualty or condemnation, whether or not Landlord is reimbursed by insurance proceeds or condemnation award; (ix) any costs, fines or penalties incurred due to violations by Landlord or any governmental rule or authority and the defense of the same; or (x) items and services for which Landlord is reimbursed under other leases for space in the Building, or under other provisions of this Lease, including Taxes.

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                (f) Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to Tenant's Pro-Rata Share of Taxes and Common Expenses for each Computation Year in the following manner:

                       (i) Landlord may reasonably estimate in advance the
                amounts Tenant shall owe for Taxes and Common Expenses for any full or partial calendar year of the term, which estimate of Common Expenses shall be consistent with the types and levels of common expenses incurred by owners of comparable buildings in northern Fairfield County, Connecticut. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of base rent. Such estimate may be reasonably adjusted from time to time by Landlord.

                       (ii) Within 60 days after the end of each calendar year,
                Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Common Expenses for such calendar year, with a listing of amounts for major categories of Common Expenses, (b) any amount paid by Tenant towards Taxes and Common Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Common Expenses for the current calendar year.

                       (iii) If the Statement shows that Tenant's estimated
                payments were less than Tenant's actual obligations for Taxes and Common Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments in 12 equal consecutive monthly installments commencing on the first day of the month following receipt of the Statement, which obligation shall survive the expiration of the term of this Lease.

                       (iv) If the Statement shows that Tenant's estimated
                payments exceeded Tenant's actual obligations for Taxes and Common Expenses, Tenant shall receive a credit for the difference against payments of rent next due. If the term of this Lease shall have expired and no further rent shall be due, Tenant shall receive a refund of such difference, within thirty
                (30) days after Landlord sends the Statement.

                (g) If the Commencement Date shall be other than the first day of a Computation Year, or ends other than on the last day of a Computation Year, Tenant's obligations to pay estimated and actual amounts towards Taxes and Common Expenses for such first or final years shall be prorated to reflect the portion of such years included in the term of this Lease.

                (f) Landlord shall maintain records respecting Taxes and Common Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Tenant or its representative shall have the right to examine such records upon reasonable prior, during normal business hours at the office of Landlord or Landlord's accountant in Fairfield County, Connecticut by sending such notice no later than ninety (90) days following Tenant's receipt of the Statement. Tenant may take exception to matters included in Taxes or Common Expenses, or Landlord's computation of Tenant's Pro-Rata Share of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than ninety (90) days after Landlord makes such records available for examination. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. If Tenant takes exception to any matter contained in the Statement as provided herein, the parties shall refer the matter to an independent certified public accountant mutually selected by Landlord and Tenant, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than two percent (2%), in which case Landlord shall pay the cost of such certification. Pending resolution of any such exceptions in
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         the foregoing manner, Tenant shall continue paying Tenant's Pro-Rata
         Share of Taxes and Common Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved. If Landlord and Tenant are unable to agree upon the selection of the independent certified public accountant within ten (10) days after Tenant notifies Landlord that it takes exception to matters contained in the Statement, such selection shall be determined by arbitration in accordance with the Commercial Rules of the American Arbitration Association then in effect. Landlord and Tenant shall each pay one-half of the expense of the arbitration.


         6.2 PERSONAL PROPERTY TAXES. Tenant shall be liable for and shall pay before delinquency all taxes levied or assessed against trade fixtures, equipment, furnishings, merchandise and other personal property that Tenant located within or installed in or upon the Demised Premises, whether or not affixed to the realty.

7.       UTILITIES.

         7.1 UTILITIES SEPARATELY METERED TO TENANT. During the term of this Lease or any extension thereof, electricity serving the Demised Premises shall be separately metered to the Tenant and shall be promptly paid by the Tenant to the utility supplier. Landlord and Tenant shall attempt to establish separate accounts with the gas company for each tenant in the Contraction Space. If such accounts cannot be established, then the invoices for gas consumption for the Building shall be prorated so that Tenant shall reimburse Landlord for Tenant's Pro-Rata Share of the cost of furnishing gas to the Building. Water bills shall be pro-rated in accordance with the foregoing provision. Tenant shall pay the cost of installing all meters to its space and Landlord shall pay the cost of installing all meters to the space of other tenants in the Building. Tenant shall be responsible for any installation and service costs associated with any telephone, cable television, computer lines, or other similar installations made at Tenant's request on the Demised Premises.

8.       MAINTENANCE AND REPAIRS.

         8.1 LANDLORD'S OBLIGATIONS. Landlord shall repair, maintain and replace, as necessary, the parking lots, driveways, sidewalks, exterior lighting, landscaping and other exterior improvements of the Property, the hallways and other common areas of the Building, the structural components of the Building, including without limitation its roof, foundation, exterior walls, windows, exterior doors, heating, ventilation, air conditioning, electrical, plumbing and other systems and equipment serving the Property and Landlord's fixtures within the building ,so as to maintain the same at all times during the term of this Lease in good repair, reasonable wear and use and maintenance occasioned by Tenant's misuse or negligence excepted.

         8.2 TENANT'S OBLIGATIONS. During the term of this Lease or any extension thereof, Tenant shall be responsible for the separation of the HVAC, the sprinkler, electric, and plumbing to be utilized by the Tenant in the Demised Premises. Tenant will be responsible for maintaining and replacing any HVAC equipment servicing the Demised Premises. In the event that Tenant replaces an HVAC unit during the final five (5) years of the Term (as the same may be extended), Landlord shall reimburse Tenant for a fraction of the cost of such replacement, the denominator of which shall be ten (10) and the numerator of which shall be a number equal to the number of years remaining in the Term. Tenant shall pay to the Landlord as Additional Rent hereunder Tenant's Pro-Rata Share of the cost of the services to be performed by Landlord pursuant to
Section 8.1, in accordance with and subject to the limitations set forth in

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Section 6 herein. Landlord shall also provide trash removal services (for trash generated by normal office use only) for the Demised Premises, and Tenant shall deposit trash in the location specified by the Landlord.

         8.3 TENANT'S REPAIRS AND MAINTENANCE. Notwithstanding the foregoing, Tenant shall, at all times during the term of this Lease, and at its own cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition (ordinary wear and tear excepted), the Demised Premises, and shall use all reasonable precaution to prevent waste, damage or injury. Except as provided in this Lease, Landlord shall not be required to furnish any services or facilities or to make any improvements, repairs or alterations in or to the Demised Premises during the term of this Lease or any renewal thereof.

         8.4 JANITORIAL SERVICES. Janitorial services and such other services as Tenant may find necessary or desirable in connection with its occupancy of the Demised Premises shall be supplied by Tenant at its own expense.

9.       INSURANCE; INDEMNIFICATION.

         9.1 FIRE AND EXTENDED COVERAGE. During the term of this Lease or any extension thereof, Landlord shall maintain fire and extended coverage on the Building in an amount equal at all times to not less than the full insurable replacement cost of the Building (without deduction for depreciation but excluding the cost of excavation or foundations). Such insurance shall contain a waiver of subrogation endorsement in favor of Tenant. Prior to or upon the execution and delivery of this Lease, Landlord shall deliver to Tenant a certificate evidencing such coverage. Tenant shall pay to the Landlord as Additional Rent hereunder Tenant's Pro Rata Share of such fire and extended coverage insurance on the Building, in accordance with Section 6.

         9.2 LIABILITY INSURANCE. During the term of this Lease or any extension thereof, Landlord shall maintain commercial general liability insurance, including contractual liability insurance coverage, covering Landlord's operations on the Property, with combined single limits of not less than $1,000,000 per occurrence for bodily injury or property damage. Such policies shall be written in standard Connecticut form, shall name Tenant as an additional insured therein, and shall be primary and noncontributing with respect to any insurance carried by Tenant. Simultaneously with the execution and delivery of this Lease, Landlord shall deliver to Tenant certificates evidencing such insurance and, at Tenant's option, deliver said original policies to Tenant. Tenant shall pay to the Landlord as Additional Rent hereunder Tenant's Pro Rata Share of such liability insurance coverage, in accordance with Section 6. Tenant shall, at its own expense, during the entire term of this Lease, or any extensions thereof, maintain commercial general liability insurance, including contractual liability insurance coverage, covering Tenant's operations in the Demised Premises, with combined single limits of not less than $1,000,000 per occurrence for bodily injury or property damage. Such policies shall be written in standard Connecticut form, shall name the Landlord as an additional insured therein, and shall be primary and noncontributing with respect to any insurance carried by the Landlord. Prior to occupying the Demises Premises, Tenant shall deliver to the Landlord certificates evidencing such insurance and, at Landlord's option, deliver said original policies to the Landlord.

         9.3 TENANT'S USE OF PREMISES. Tenant shall not use the Demised Premises in a manner that will increase the rate of fire insurance in the

Building over the rate in effect prior to this Lease. If by reason of the failure of the Tenant to comply with the provisions of this section the fire insurance rate is increased higher than it would be otherwise, the Tenant shall reimburse the Landlord for the part of all fire insurance premiums thereafter paid by the Landlord that have been charged because of such failure of the Tenant, such reimbursement to be in addition to Tenant's Pro Rata Share of hazard insurance premiums provided for in this section.

         9.4 CONTENTS INSURANCE. Tenant shall, at its own cost and expense, keep its own personal property, furniture, fixtures and equipment belonging to Tenant and located in the Demised Premises insured for not less than one hundred percent (100%) of its actual replacement value against loss or damage by fire, with the usual extended coverage endorsements.

         9.5 EVIDENCE OF INSURANCE. Tenant shall, at any time upon request of the Landlord, provide Landlord with copies of all policies required hereunder, certificates of insurance evidencing the same, and/or evidence of payment of premiums for such policies.

         9.6 WAIVER OF SUBROGATION. Landlord and Tenant each hereby release each other and waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to property arising out of or incident to any peril required to be insured against in this Lease. The effect of such release and waiver is not limited to the amount of insurance actually carried, to the actual proceeds received after a loss or to any deductibles applicable thereto. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease.

10.      INDEMNIFICATION.

         10.1 INDEMNIFICATION. Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease; or from any negligence of Landlord, or any of Landlord's agents, contractors or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event that any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend the same at Landlord's sole expense by counsel satisfactory to Tenant. Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims arising from Tenant's use of the Demised Premises and the Property; from the conduct of Tenant's business; from any activity, work or things done, permitted or suffered by Tenant in or about the Demised Premises, the Property or elsewhere; from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease; or from any negligence of the Tenant, or any of Tenant's agents, contractors or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event that any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's sole expense by counsel satisfactory to Landlord.

         10.2 EXEMPTION OF LANDLORD FROM LIABILITY. Tenant shall make no claim against Landlord for any injury or damage to Tenant or to any other person or for any damage to, or loss of, or loss of use of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by the negligence of Landlord, its agents or employees, in the operation or maintenance of the Property or the Building. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building.

11.      DAMAGE BY FIRE OR OTHER CASUALTY.

         11.1 TOTAL DESTRUCTION. In the event the Building and/or the Demised Premises shall be destroyed or so damaged by fire or other casualty so as to render the Demised Premises wholly untenantable or unfit for the reasonable conduct of Tenant's business, Landlord may elect by written notice to be given to Tenant within thirty (30) days after such fire or casualty to (a) restore and repair such damage to the Demised Premises within 60 days after such destruction, in which case all rent (to include Base Rent and Additional Rent) due hereunder shall abate on a per-diem, thirty-day-month basis during the period of restoration or (b) terminate this Lease or any extension thereof, in which case all rent due hereunder shall terminate as of the day of such fire or casualty and any overpayment of the same shall be promptly refunded to the Tenant.

         In the event Landlord is unable to restore and repair such damage within 60 days after such destruction, Tenant may elect to terminate this Lease by giving Landlord written notice of its intention to do so within two (2) weeks after the earlier of the expiration of such 60 day period or notification from Landlord that the estimated time required to repair such damages and restore the Demised Premises is in excess of 60 days from the date of destruction.

         11.2 PARTIAL DAMAGE. In the event the Building and/or the Demised Premises shall be so damaged but are not thereby rendered wholly untenantable or unfit for the reasonable conduct of Tenant's business, Landlord shall restore the Building and the Demised Premises with reasonable dispatch. Provided such damage was not intentionally caused by Tenant, then while such damage is being repaired, all rent due hereunder shall be reduced by an amount which bears the same ratio to the monthly rent that the floor area rendered untenantable or unfit for the reasonable conduct of Tenant's business bears to the total floor area of the Demised Premises. Provided such damage was not intentionally caused by Tenant, then if restoration of the portion of the Demised Premises used for manufacturing purposes is not completed within sixty (60) days of the date of damage or destruction, Tenant may, at its option, terminate this Lease by giving Landlord written notice of its intention to do so within two (2) weeks after the earlier of the expiration of such sixty (60) day period or notification from Landlord that the estimated time required to repair such damages and restore the Demised Premises is in excess of sixty (60) days from the date of destruction.

         11.3 LANDLORD'S OBLIGATIONS. Nothing herein shall obligate Landlord to replace or repair the personal property or fixtures of the Tenant. Nor shall the Landlord be obligated for any repairs made necessary by a casualty not covered by any standard form fire and extended coverage insurance required to be maintained hereunder.

12.      IMPROVEMENTS.

         12.1 TENANT'S ADDITIONAL IMPROVEMENTS. Upon obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may, at its option and at its own cost and expense, at any time and from time to time, make additional alterations, changes, replacements, improvements and additions in and to the Demised Premises, as it may deem desirable. Prior to the commencement of such improvements, Tenant shall submit the plans and specifications of said proposed alterations and a list of its proposed contractors and subcontractors to be used in connection with said alterations to the Landlord and must obtain Landlord's written approval for the same, which approval shall not be unreasonably withheld, conditioned or delayed. All work shall be done in conformance with said prior approvals and (with the exception of trade fixtures) shall be deemed the property of the Landlord upon termination of this Lease. Landlord's approval of such alterations shall not be deemed a representation or warranty by Landlord of the fitness or quality of the plans as proposed or the work as completed.

         12.2 SIGNS. Landlord, at Landlord's expense, will maintain the free-standing directory sign on the Property; and Tenant, at Tenant's own cost and expense, will be able to place signage information on this directory in common with others. In addition, Landlord, at Landlord's expense, will install a lobby directory sign; and Tenant will have space available to Tenant on this directory in common with others. No signs may be installed in the Building or on the Property by the Tenant without Landlord's prior written approval as to the number, size and design of such signs, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein, Landlord shall continue to keep and maintain the sign identifying Tenant and other tenants of the Property that exists as of the date of this Lease first written above on Church Hill Road as well as the sign identifying Tenant in the parking lot of the Property.

         12.3 MECHANIC'S LIENS. If, as a result of Tenant's alterations hereunder, any mechanic's lien or other lien is placed on the Demised Premises, Tenant shall cause the same to be cancelled and discharged of record, by bond or otherwise, at Tenant's sole cost and expense, within thirty (30) days after having been requested in writing so to do by the Landlord. In addition, Tenant shall defend, on behalf of the Landlord, at Tenant's sole cost and expense, any action, suit or proceeding that may be brought thereon or for the enforcement of such lien, and Tenant shall pay any damages and discharge any judgment entered therein and hold harmless Landlord from and indemnify it against any claim, damage or costs, including reasonable attorneys' fees, resulting therefrom.

         12.4 COMPLIANCE WITH BUILDING CODES. All work done by Tenant in connection with any repairs or in connection with alterations, installations and changes in the Demised Premises shall be in compliance with building and zoning rules and regulations and with all applicable laws, orders, ordinances, rules, regulations and requirements of all federal, state and municipal governments or departments, commissions, boards and officers thereof and in accordance with the rules, orders and regulations of any applicable insurance underwriters.

13.      QUIET ENJOYMENT.

The Landlord covenants with the Tenant that it has good right to lease the Demised Premises in manner aforesaid, and that it will suffer and permit the Tenant (it keeping all the covenants on its part, as herein contained) to occupy, possess, and enjoy said premises during the term aforesaid, without hindrance or molestation from it or any person claiming by, from or under it.

14.      TENANT'S DEFAULT.

         14.1 EVENTS OF DEFAULT. Tenant shall be in default under this Lease if:

                (a) Tenant fails to pay any installment of Base Rent or Additional Rent within ten (10)days after the same is due; or

                (b) Tenant defaults in the performance of any other term, covenant or condition of this Lease and such default has not been cured within thirty (30) days after notice by Landlord to Tenant specifying such default and requiring it to be remedied, or where such default cannot reasonably be remedied within such period of thirty (30) days, if Tenant shall not have, in good faith, commenced the remedying thereof within such period of time and shall not be proceeding with due diligence to remedy it; or

                (c) Upon Tenant's filing of a petition under the federal Bankruptcy Code; if any involuntary petition under the provisions of said Code is filed against Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter; or if Tenant makes an assignment of all its assets for the benefit of creditors or is placed in receivership and said receiver has not been discharged thirty (30) days after his appointment; or

                (d) If Tenant fails to exist as a corporation under the laws of the State of Delaware qualified as a foreign corporation to transact business in the State of Connecticut.

         14.2 TERMINATION BY LANDLORD. If Tenant shall be in default under this Lease, Landlord, at its option, may terminate this Lease without further notice to Tenant, and upon such termination, Tenant shall quit and surrender the Demised Premises and all improvements located thereon to Landlord, but such termination shall not affect the Landlord's rights to recover damages or exercise any other rights as hereinafter provided.

         14.3 RE-ENTRY BY LANDLORD. Upon termination of this Lease as aforesaid, Landlord may (a) re-enter and resume possession of the Demised Premises and enter and possess all improvements thereon and remove all persons and property therefrom either by summary process proceedings or by a suitable action or proceeding, at law or in equity, without being liable for any damages therefor and (b) Landlord may relet the whole or any part of the Demised Premises on behalf of Tenant for a period equal to, greater or less than the remainder of the then term of this Lease, at such rental and upon such terms and conditions as Landlord shall deem reasonable, to any tenant it may deem suitable and for any use and purpose it may deem appropriate. Landlord shall not be liable in any respect for the failure to relet the Demised Premises and the improvements located thereon, or, in the event of such reletting, for failure to collect the rent thereunder and any sums received by Landlord on a reletting in excess of the rent reserved in this Lease, shall belong to Landlord.

         14.4 DAMAGES. Upon the termination of this Lease as aforesaid, Landlord shall forthwith be entitled to recover from Tenant all damages sustained by the Landlord as a result of Tenant's default, including, but not limited to, the following items:

                (a) If the Base Rent and the Additional Rent provided for herein exceed the net sum received by Landlord on any reletting, the amount of such excess;

                (b) All reasonable and customary expenses of operating the Demised Premises while they are vacant; all reasonable and customary expenses, including reasonable attorneys' fees, incurred by Landlord in recovering possession of the Demised Premises and reletting the same, and all reasonable and customary costs of performing any work to be done by Tenant under this Lease; and

                (c) Broker's commission at the rate typically charged for commercial lease transactions in the market area in which the Property is located, but limited to the unexpired term only.

         14.5 COSTS AND EXPENSES. Tenant shall pay as Additional Rent hereunder all other expenses reasonably incurred by Landlord, including attorney's fees, in seeking to enforce the obligations of Tenant hereunder occasioned by the Tenant's default, provided that a court enters a judgment that Tenant so defaulted under the terms of this Lease. Tenant agrees that Landlord shall be entitled to recover the sum set forth in this paragraph in one action or, at Landlord's option and provided there shall be good reason to do, so in several separate actions. In such latter event, Tenant hereby waives the right to assert the rule against splitting the cost of action as a defense thereto. Both Landlord and Tenant hereby expressly waive their right to a trial by jury in any action brought by either party. Landlord shall pay all expenses reasonably incurred by Tenant, including attorney's fees, in seeking to enforce the obligations of Landlord hereunder occasioned by the Landlord's default, provided that a court enters a judgment that Landlord so defaulted under the terms of this Lease. Landlord agrees that Tenant shall be entitled to recover the sum set forth in this paragraph in one action or, at Tenant's option and provided there shall be good reason to do, so in several separate actions. In such latter event, Landlord hereby waives the right to assert the rule against splitting the cost of action as a defense thereto.

         14.6 WAIVER. A waiver by Landlord of any breach by the Tenant of any of the terms, covenants, conditions and agreements of this Lease shall be limited to the particular instance and shall not operate or be deemed as a waiver of any future breaches of said terms, covenants, conditions and agreements of this Lease. The failure of Landlord to enforce any agreement, condition, covenant or term of this Lease against the Tenant shall not be deemed to void or affect the right of Landlord to enforce the same agreement, condition, covenant or term on the occasion of such subsequent breach or default. A waiver by Tenant of any breach by the Landlord of any of the terms, covenants, conditions and agreements of this Lease shall be limited to the particular instance and shall not operate or be deemed as a waiver of any future breaches of said terms, covenants, conditions and agreements of this Lease. The failure of Tenant to enforce any agreement, condition, covenant or term of this Lease against the Landlord shall not be deemed to void or affect the right of Tenant to enforce the same agreement, condition, covenant or term on the occasion of such subsequent breach or default.

15. RIGHT TO CURE DEFAULT. If Tenant defaults in the performance of any covenant or condition of this Lease required to be performed by Tenant, Landlord, at its option, may after 30 days notice to Tenant, or without notice if in Landlord's opinion an emergency exists, perform such covenant or condition for the account and at the expense of Tenant and Tenant shall reimburse Landlord for such expense. The amount of such expense shall be deemed to be Additional Rent and shall be paid by Tenant with the next monthly installment of rent due hereunder Lease. If Landlord defaults in the performance of any covenant or condition of this Lease required to be performed by Landlord, Tenant, at its option, may after 30 days notice to Landlord, or without notice if in Tenant's opinion an emergency exists, perform such covenant or condition for the account and at the expense of Landlord and Landlord shall reimburse Tenant for such expense within ten (10) days after receipt of a demand for payment. The provisions of this paragraph shall survive the termination of the Lease.

16.      EMINENT DOMAIN.

         16.1 TOTAL CONDEMNATION. In the event the whole of the Demised Premises shall be taken under the power of eminent domain for any public or quasi-public use or purpose, this Lease shall thereupon terminate as of the date possession shall be taken by or under the condemnor. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

         16.2 PARTIAL CONDEMNATION. In the event that proceedings in the eminent domain shall have been instituted with respect to the Property and such proceedings or any action consequent thereon render the Demised Premises unusable for Tenant's operations as previously conducted thereon, Tenant shall have the right upon notice to Landlord (rendered within sixty (60) days after Tenant shall have ascertained or been duly notified by Landlord (whichever shall first occur) of the existence of such proceedings in eminent domain) to terminate this Lease, effective as of' the date possession shall be taken by or under the condemnor.

         16.3 TERMINATION OF LEASE. In the event this Lease shall be terminated, as provided in this section, the Demised Premises and the improvements shall belong absolutely to the Landlord and Tenant shall promptly remove all of Tenant's personal property and each party hereto shall thereupon be released from every obligation hereunder to the other, except:

                (a) With respect to any covenants the breach of which occurred prior to termination date; and

                (b) The obligation of Landlord to refund to Tenant any rent paid by Tenant for the period subsequent to the termination date and Tenant's security deposit hereunder to the extent it is refundable hereunder.

         16.4. DAMAGES. All damages awarded for any such taking under the power of eminent domain, whether for the whole or a part of the Demised Premises, shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or for the fee of the. Demised Premises, provided, however, that Landlord shall not be entitled to any award made to Tenant for loss of or damage to Tenant's trade fixtures and removable person property or for damages to improvements made by Tenant with approval of Landlord during the term of this Lease and any extension thereof or for damages for cessation or interruption of Tenant's business.

         16.5 ADJUSTMENT OF RENTS. If this Lease is terminated as provided in this section, all rent shall be paid up to the date that possession is taken by the condemning authority, and Landlord shall make an equitable refund of any rent paid by Tenant in advance and not yet earned.

         16.6 VOLUNTARY SALE. A voluntary sale by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation, or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain for the purposes of this section.

17.      ASSIGNMENT AND SUBLETTING.

         17.1 LANDLORD'S CONSENT REQUIRED. Except as otherwise expressly provided below, Tenant may not assign or sublet all or any part of the Demised Premises for any portion of the term of this Lease or any extension thereof except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed ; and any such transfer, if approved, shall not relieve Tenant of any liability hereunder. Notwithstanding the foregoing prohibition against assignment or subletting, this Lease may be assigned without consent of Landlord to any entity which shall purchase or otherwise acquire a substantial portion of the assets of Tenant or shall succeed to a substantial portion of the business of Tenant conducted at the Demised Premises, provided each of the following conditions shall be complied with:

         (i) the assignee shall at all times use the Demised Premises for only the purposes permitted in this Lease;

         (ii) the assignee shall execute and deliver to Landlord an assignment and assumption agreement in form satisfactory to Landlord pursuant to which the assignee shall assume and agree to perform all of Tenant's obligations under this Lease arising on and after the effective date of the assignment.

         Upon the satisfaction of each of said conditions, Tenant shall be relieved of all liability hereunder arising on or after the effective date of the assignment.

         17.2 EXCESS RENT. With respect to any sublease approved by the Landlord for all or a portion of the Demised Premises, any "profit" on such sublease shall be payable fifty percent (50%)to the Landlord and fifty percent (50%) to Tenant; provided, however, that if more than 50% of the Demised Premises is sublet by Tenant, then Tenant shall not be entitled to any portion of profit. For the purposes of this Subparagraph 17.2, "profit" shall refer to the difference between (1) all payments made by a subtenant to the Tenant as rent or otherwise under or in connection with said sublease and (2) the sum of the Base Rent and Additional Rent payable hereunder with respect to the sublet space. The Tenant shall pay Landlord's share of sublease profit to the Landlord in advance on a monthly basis as Additional Rent.

         18. NOTICES. Any notice required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, to:

                       LANDLORD:

                       Attn: Edward Falkenberg
                       Acme Realty
                       P.O. Box 207
                       Scarsdale, NY 10583


                       TENANT:

                       Attn: Robert Soloff
                       Sonics & Materials, Inc.
                       53 Church Hill Road
                       Newtown, CT   06470

Such notice shall be deemed to have been given as of the date of the postmark on the envelope enclosing the same.

19.      ACCESS TO PREMISES.

         19.1 ACCESS FOR REPAIRS AND IMPROVEMENTS. Tenant shall permit Landlord or Landlord's agents to enter the Demised Premises and improvements thereof in the case of an emergency in which Landlord or Landlord's agents reasonably believe that a risk of injury, death or property damage may exist and also at all reasonable hours, for the purpose of inspecting the same, or of making repairs or performing any other work on the Demised Premises and improvements thereon that Tenant may have failed to commence in accordance with the agreements, conditions, covenants and terms hereof. Except in the case of an emergency, Landlord or Landlord's agents shall give to Tenant not less than two
(2) days' prior notice of its intention to enter the Demised Premises and all persons so entering the Demised Premises shall be accompanied by an employee or representative of Tenant at all times.

         19.2 ACCESS FOR SALE OR LEASE. Tenant shall also permit Landlord or Landlord's agents to enter the Demised Premises at all reasonable hours for the purpose of showing the Demised Premises to prospective mortgagees or to persons wishing to purchase the same and, within six (6) months prior to the expiration of the terms of this Lease, to persons wishing to hire the Demised Premises; and Tenant shall, within six (6) months prior to the expiration of the term of this Lease, permit the usual notices of "To Let" and "For Sale" to be placed upon the Property and to remain thereon without molestation. Landlord or Landlord's agents shall give to Tenant not less than two (2) days' prior notice of its intention to enter the Demised Premises and all persons so entering the Demised Premises shall be accompanied by an employee or representative of Tenant at all times.

20.      SUBORDINATION.

         This Lease and any extension thereof, the lien thereof upon the Demised Premises, and all rights of the Tenant hereunder, are hereby subordinated and made subject to liens of all bona fide mortgages to any bank, institutional lender or insurance company hereinafter placed on the Demised Premises; provided, however, that Landlord and such mortgagee shall have first executed and delivered to Tenant a non-disturbance agreement in favor of Tenant in form and substance satisfactory to Tenant. No other instrument shall be necessary to subordinate this Lease and all rights hereunder to the lien or liens of any such mortgage or mortgages. Nonetheless, Tenant hereby agrees that it will, upon demand, at any time or times, (subject, however, to receipt of said non-disturbance agreement)execute, acknowledge and deliver to the Landlord, without expense to the Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights hereunder to the lien or liens of any such new mortgage or mortgages.

21.      ESTOPPEL CERTIFICATE.

         The Tenant, upon Landlord's written request, shall execute an estoppel certificate prepared by Landlord which certificate shall describe the lease and any amendments thereto and shall set forth the lease term, a description of the Demised Premises, whether the lease is in full force and effect, whether the Tenant has any defenses or rights of offset against the Landlord, whether there is any default on the part of the other party, and acknowledging that the prospective lender or purchaser is relying on the certificate and the information contained therein. The Landlord, upon Tenant's written request, shall execute an estoppel certificate prepared by Tenant which certificate shall describe the lease and any amendments thereto and shall set forth the lease term, a description of the Demised Premises, whether the lease is in full force and effect, whether the Landlord has any claims for breach of the Lease against the Tenant, whether there is any default on the part of the other party, and acknowledging that the prospective lender or purchaser is relying on the certificate and the information contained therein.

22.      NOTICE OF LEASE.

         The Landlord, upon Tenant's written request, shall execute a notice of lease prepared by Tenant and containing such information required by Section 47-19 of the Connecticut General Statutes to be recorded in the land records of the town in which the Property is located.

23.      CONVEYANCE BY LANDLORD AND LIMIT OF LIABILITY.

         Landlord shall be entitled to convey and otherwise dispose of the Demised Premises and shall be entirely free and released of all covenants and obligations of the Landlord after the Demised Premises are so conveyed, and Landlord shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance. The purchaser, or any person who takes title to the Demised Premises from the Landlord or any person who subsequently holds title to the Demised Premises, shall be deemed to have assumed and agreed to carry out any and all covenants on Landlord's part to be performed under this Lease. No further agreement will be required between the Landlord and Tenant and any person holding title subsequent to Landlord in connection with the assumption of the obligations of Landlord hereunder.

24.      RESTORATION OF DEMISED PREMISES.

         At the expiration or sooner termination of this Lease, the Tenant shall quit and surrender the Demised Premises; the improvements on said Demised Premises shall belong absolutely to the Landlord; Tenant shall promptly remove all of Tenant's trade fixture and other personal property from the Demised Premises; and Tenant shall make such repairs of any damages caused by the removal of such trade fixtures and other personal and to place the Demised Premises in good order and repair.

25.      FORCE MAJEURE.

         In the event the Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots insurrection, the act, failure to act or default of the other party, war or other reason beyond their control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

26.      HOLDING OVER.

         If Tenant remains in possession of the Demised Premises or any other part thereof after the expiration of the term hereof without the express written consent of Landlord, Landlord may elect to (a) deem such occupancy to be a tenancy from month to month at a rental in an amount equal to 150% of the last monthly rental payment plus any other charges payable by Tenant hereunder and upon all terms and conditions hereof applicable to a month-to-month tenancy or
(b) deem such occupancy to be unauthorized and immediately commence proceedings under the Connecticut summary process statute and acceptance by Landlord of any sums from Tenant shall not be construed as its consent to Tenant's continued occupancy or as a renewal of this Lease or as an agreement to month-to-month occupancy.

27.      ENVIRONMENTAL PROVISIONS.

         27.1 REPRESENTATIONS AND WARRANTIES. Tenant represents and warrants that it will comply with any and all federal, state and local rules, laws, statutes, ordinances and orders regulating the Environment (collectively the "Environmental Laws") that affect the use and occupation of the Demised Premises. The Tenant agrees that it shall not allow its employees, agents or contractors, visitors, guests and invitees to cause any action or practice, by act or omission that would (a) violate any Environmental Laws, (b) cause Hazardous Substances to be stored and/or used on the Property in violation of any Environmental Laws; (e) cause the Property to be classified as a treatment, storage or disposal facility (as such term is defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 6901 et seq.); (d) cause the Property to be classified as an Establishment under Connecticut Transfer Act; or (e) cause any Release of any Hazardous Substances on the Premises. For the purpose of this Lease, Hazardous Substances are defined as any petroleum, petroleum products, fuel oil, derivatives of or additives to petroleum, petroleum products or fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, hazardous air pollutants, air pollutants, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, medical waste, biomedical waste, any mixture of sewage or other waste material that passes through a sewer system to a treatment facility, any industrial waste-water discharges subject to regulation and any infectious materials, as such foregoing terms may be defined in the Environmental Laws, and any other element, compound, mixture, solution or substance that may pose a present or potential hazard to human health or the environment.

         27.2 NOTICE. The Tenant agrees to promptly to notify the Landlord if any of it becomes aware of any release of a Hazardous Substance or any violation of any Environmental Laws affecting the Property including, without limitation, any inspection report, notice of inspection, abatement notice, abatement order or notice of noncompliance, or notice by a third party (a "Violation").

         27.3 REMEDIATION. In the event of a Violation caused on the Premises by the Tenant or by Tenant's employees, agents, contractors, visitors, guests, invitees or subtenants, the Tenant, at Tenants own cost and within a reasonable period of time, shall take or cause to be taken all actions which are necessary or desirable to remediate any or satisfy or comply with all Environmental Laws, including environmental site remediation measures required by any federal, state or local agency.

         27.4 INDEMNIFICATION BY TENANT. The Tenant shall indemnify, defend, and hold harmless the Landlord, its successors and assigns, from and against all loss, costs, liability, claims, damages and expense, including, without limitation, costs associated with administrative and judicial proceedings, engineering, consulting and attorneys fees suffered or incurred by Landlord, or by its successors and assigns, arising from the Tenant's (or from any employee, agent, contractor, visitor, guest, invitee or subtenant of the Tenant) failure to comply with any Environmental Laws applicable to the Property, including any lien asserted thereunder; from any Release of Hazardous Substances or any other contaminant or pollutant at, on, to or into the or any adjoining property, during the term of this Lease caused by Tenant (or by any employee, agent, contractor, visitor, guest, invitee or subtenant of the Tenant); and from all costs and expenses incurred in Tenant's fulfillment of all Tenant's obligation under this section entitled "Environmental Provisions."

28.      BROKER.

         The Tenant and Landlord covenant, warrant and represent each to the other that the sole broker is involved in this transaction is J. Michael Struna of Advantage Realty, Inc., 39 Katrinia Circle, Bethel, Connecticut. Tenant and Landlord each agree to indemnify and hold each other harmless with respect to all other brokerage commissions claimed as a result of Tenant's occupancy under this Lease. Landlord shall pay any commission due J. Michael Struna of Advantage Realty, Inc. in connection with the execution of this Lease. Tenant shall pay any commission due J. Michael Struna of Advantage Realty, Inc. in connection with Landlord's purchase of the Property from Tenant.

29.      TENANT'S OPTIONS TO RENEW.

         29.1 NOTICE TO EXTEND. Provided this Lease shall be in full force and effect and the Tenant shall have fully performed all of its terms and conditions, the Tenant shall have the option to extend this Lease for two additional terms of five (5) years each (each such option is hereinafter referred to as an "Extension Option" and each such 5-year extension term is hereinafter referred to as an "Extended Term") provided that its notice of intention to exercise such option is delivered to the Landlord not later than one hundred and twenty (120) days prior to the expiration of the then-current term.

         29.2 RENT OF EXTENDED TERM. If the Tenant exercises its option as set forth above, all of the terms and conditions of this Lease shall govern an Extended Term, including the obligation to pay Additional Rent with respect to Taxes and Common Charges pursuant to Section 6. Base Rent during each Extended Term shall be as set forth in Section 4.2.

         29.3 TENANT'S WAIVER OF OPTION. In the event that Tenant determines it will not exercise either or both of the options to extend this Lease, as set forth above, Tenant will provide Landlord with its written waiver of its option to extend this Lease upon Landlord's request for the same after the notification deadline set forth above.

30.      GENERAL PROVISIONS.

         30.1 ENTIRE AGREEMENT. This instrument contains the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect.

This Lease may only be changed, modified or discharged by an agreement in writing executed by the parties hereto.

         30.2 PARTIAL INVALIDITY. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         30.3 MARGINAL NOTES. The marginal notes used as headings for the various subject matters covered in this Lease are used only as a matter of convenience as an aid to finding the subject matters and are not to be construed as part of this Lease and shall not in any way limit or amplify the terms or provisions thereof.

         30.4 CONSTRUCTION. This Lease is made and executed in and is to be construed under the laws of the State of Connecticut.

         30.5. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the agreements, conditions, covenants and terms herein contained shall, in every case, apply to, be binding upon, and inure to the benefit of the respective parties hereto and their respective heirs, administrators, executors, successors and assigns, with the same force and effect as if specifically mentioned in each instance where a party hereto is named.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their names and seals on the day and year first above written.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:                                  ACME REALTY


_____________________________                        By:________________________
                                                        Edward Falkenberg
                                                        Its General Partner
_____________________________

                                                     SONICS & MATERIALS, INC.
_____________________________
                                                     By:________________________
                                                        Its
_____________________________

STATE OF CONNECTICUT       }
                           }  SS:
COUNTY OF FAIRFIELD        }

         On this the _____ day of ________________, 2001, before me the undersigned officer, personally appeared, who acknowledged himself to be the of Sonics & Materials, Inc., signer and sealer of the foregoing instrument, and that he as such officer, being authorized so to do, acknowledged the execution of the same to be his free act and deed as such officer and the free act and deed of said corporation.

         IN WITNESS WHEREOF, I hereunto set my hand.



                                              __________________________________
                                              Commissioner of the Superior Court
                                              Notary Public
                                              My Commission Expires:



STATE OF CONNECTICUT       }
                           }  SS:
COUNTY OF FAIRFIELD        }

         On this the _____ day of ________________, 2001, before me the undersigned officer, personally appeared Edward Falkenberg, who acknowledged himself to be the general partner of Acme Realty, a New York general partnership, signer and sealer of the foregoing instrument, and that he as such partner, being authorized so to do, acknowledged the execution of the same to be his free act and deed as such partner and the free act and deed of said partnership. IN WITNESS WHEREOF, I hereunto set my hand.


                                              __________________________________
                                              Commissioner of the Superior Court
                                              Notary Public
                                              My Commission Expires:



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